                                                                    Exhibit 10.7

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. OMITTED INFORMATION HAS BEEN REPLACED BY [*].

                                   Version 1.1

                              CSS LICENSE AGREEMENT

     This CSS LICENSE AGREEMENT (the "License Agreement"), including the related CSS PROCEDURAL AND TECHNICAL SPECIFICATIONS (together, the "Specifications") and the Exhibits and Attachments to the License Agreement and Specifications (collectively, this "Agreement"), is made and entered into by and between: (i) the DVD Copy Control Association, Inc., a Delaware nonprofit corporation, having offices located at 225B Cochrane Circle, Morgan Hill, CA 95037 ("Licensor"); and
(ii) InterVideo, Inc., a California corporation having offices located at 47350 Fremont Blvd., Fremont, CA 94538 ("Licensee"). This Agreement shall be effective as of the date of the later signature below ("Effective Date").

                                    RECITALS

     A. Matsushita Electric Industrial Co., Ltd. ("MEI") and Toshiba Corporation ("Toshiba") have developed a Content Scramble System (as defined below) to provide reasonable security for content on DVD Discs and thereby, together with the terms and conditions of this Agreement, to provide protection for such copyrighted content against unauthorized consumer copying, and have filed patent applications with respect to the Content Scramble System.

     B. MEI and Toshiba have licensed the Content Scramble System to Licensor for purposes of further licensing the system and administering such licenses in relation to the protection of content utilizing the DVD Video Specification for content encoded on DVD Discs.

     C. Licensor desires to license the Content Scramble System to Licensee, and Licensee desires to license the Content Scramble System from Licensor, subject to the terms and conditions set forth in this Agreement:

                                    AGREEMENT

     1. DEFINITIONS. In addition to the other capitalized terms used in this Agreement and in addition to the terms defined in the CSS Procedural Specifications (which terms shall have the same meanings set forth in the Procedural Specifications), the following terms shall have the following meanings:

        1.1 "Absolutely Necessary Claim" shall mean any claim(s) of patent(s) or
             --------------------------
patent application(s) which are infringed by the manufacture, import, use or sale of CSS Compliant Products because: (i) those portions of the CSS Specifications which are required to implement CSS are read on by such claim(s); or (ii) such CSS Compliant Products, solely because of the requirement to implement the portions of the CSS Specifications which are required to implement CSS, cannot be manufactured, used, distributed, offered to be sold, sold, imported, or otherwise transferred without infringing such claim(s).

          1.2 "Affiliate" shall mean any corporation, partnership or other
               ---------
entity that, directly or indirectly, owns, is owned by, or is under common ownership with, Licensee, for so long as such ownership exists. For purposes of the foregoing, "own" "owned" or "ownership" shall mean holding ownership of, or the right to vote, more than fifty percent (50%) of the voting stock or ownership interest entitled to elect a board of directors or a comparable managing authority.

          1.3 "Associate Licensee" shall mean any third party that enters into
               ------------------
an agreement, containing substantially the same terms as those set out in one or both of the documents entitled "Assembler Associate License" and "Reseller Associate License."

          1.4 "Associate Licensee Reseller" shall mean an Associate Licensee
               ---------------------------
entering into a Reseller Associate License for the purpose of being authorized to purchase and resell Schedule 1 and Schedule 2 Products, subject to the redistribution requirements of the Reseller Associate License.

          1.5 "By-Laws" shall mean the document, or specified section thereof,
               -------
entitled "By-Laws DVD Copy Control Association, Inc.," as amended from time to time.

          1.6 "Confidential Information" shall mean Proprietary Information that
               ------------------------
is either marked "confidential," when disclosed in tangible form or designated as "confidential" when disclosed orally (or otherwise in intangible form) and confirmed in writing within thirty (30) days after such disclosure.

          1.7 "Controlled Company" shall mean (i) any Affiliate, or (ii) any
               ------------------
other entity that controls, is controlled by, or is under common control with another entity. For purposes of this Section, "control" means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity with respect to the matters set out in this Agreement, whether through the possession of voting power or by contract encompassing such matters. In determining whether an entity is included in (ii) above, where (x) a Licensee's control does not extend to directing the commencement or termination of legal actions as described herein or (y) where causing such entity to take a particular action would constitute a breach of Licensee's fiduciary obligations to such entity, "control" is deemed not to be present.

          1.8 "CSS" or "Content Scramble System" shall mean the Content Scramble
               ----     -----------------------
System developed by MEI and Toshiba which is designed to provide reasonable protection for content encoded onto DVD Discs using the DVD Video Specification, as such system has been licensed by MEI and Toshiba to Licensor and as more fully described in the CSS Specifications, as amended in accordance with Sections 4.2 and 10.7 of this License Agreement. CSS does not include any technology referenced by or used with the CSS Specifications such as MPEG technology, DVD technology (including, but not limited to, DVD disc structure), data compression and decompression, embedded data technology, watermarking, nor any other independent technology mandated or permitted in connection with any amendments to the CSS Specifications.

          1.9 "CSS Complaint Products" shall mean DVD Products which are
               ----------------------
compliant with the CSS Specifications in accordance with Section 4.2 of this License Agreement.

          1.10 "CSS Interim License Agreement" shall mean an agreement
                -----------------------------
(including all documents incorporated therein by reference) entered into by either MEI as the licensor of CSS and thereafter assigned to Licensor by MEI or DVD CCA in its role as interim licensor of CSS.

          1.11 "CSS Agreement" shall mean an agreement between Licensor and
                -------------
another party that contains the same terms as this Agreement (including this License Agreement and all documents incorporated herein by reference), or terms that have been modified consistent with Sections 4.2 and 10.7 of this License Agreement.

          1.12 "CSS Licensee" shall mean any third party that enters into a CSS
                ------------
Agreement with Licensor that is valid and in effect. A third party that has a CSS Interim License Agreement that is valid and in effect shall be included within the meaning of "CSS Licensee."

          1.13 "CSS Specifications" shall mean the documentation relating to CSS
                ------------------
entitled "CSS Specifications" (including the Procedural Specifications and the Technical Specifications) that Licensor makes available to Licensee, as such documentation may be revised from time to time consistent with Sections 4.2 and
10.7 hereof. Except where otherwise specifically stated, all references to "CSS Specifications" shall be deemed to include all or any portion of the documentation referenced in the preceding sentence.

          1.14 "Disc IP" shall mean any copyright, trade secret, or other
                -------
intellectual property inherent in the CSS Specifications pertaining to CSS, or any patent claim(s) (including but not limited to any Absolutely Necessary Claims or Relatively Necessary Claims) that are infringed by any implementation of CSS in any DVD Disc.

          1.15 "DVD Products" shall mean the following products if they
                ------------
incorporate any portion of CSS: DVD Players, DVD Drives, Descramblers, Authenticators, Scramblers, CSS Decryption Modules (implemented in Hardware as CSS Decryption Hardware and/or in software as CSS Decryption Software), CSS Disc Formatters, DVD Discs, Special Purpose DVD Players, Special Purpose DVD Drives, Verification Products and Integrated Products.

          1.16 "DVD Video Specification" shall mean the DVD Specifications for
                -----------------------
Read-Only Disc, Version 1.0 (August 1996), as that document may be amended from time to time.

          1.17 "Highly Confidential Information" shall mean Proprietary
                -------------------------------
Information that constitutes or discloses: (i) the algorithms used for scrambling, descrambling, authentication and key recovery; (ii) master, disc, title or authentication keys; or (iii) information developed by MEI and/or Licensor for testing product compliance with CSS where such information makes use of or reveals information described in (i) or (ii). Such information shall be marked, if disclosed in written form, or designated, if disclosed in electronic form, as "Highly Confidential" when disclosed to Licensee.

          1.18 "Licensed Rights" shall mean all Absolutely Necessary Claims, all
                ---------------
Relatively Necessary Claims, copyrights, trade secret rights, and other proprietary rights in any jurisdiction, and in all applications and registrations therefor, in and to CSS (including the Proprietary Information), that Licensor (during the term of this Agreement) owns or has the right to grant licenses of the scope granted herein without the agreement of, or requirement for payment (or provision of other consideration) to any person or entity.

          1.19 "Motion Picture Company" shall mean any person which (a)
                ----------------------
designates itself as a Motion Picture Company on its Membership Application, and
(b) is engaged in the production and distribution of theatrical motion pictures in the United States on a substantial scale, as evidenced by production, box office receipts and number of releases annually.

          1.20 "Ombudsman" shall mean that individual designated by Licensor to
                ---------
perform this function.

          1.21 "Proprietary Information" shall mean any and all information
                -----------------------
relating to CSS made available to Licensee directly by MEI, Licensor, or any other CSS Licensee, or revealed to Licensee pursuant to Section 5.3 prior hereto or during the term of this Agreement, including, without limitation, CSS Specifications, Software, Hardware, documentation, designs, flow charts, technical data, outlines, blueprints, notes, drawings, prototypes, templates, systems, manuals, know-how, processes, and methods of operation.

          1.22 "Protected" shall mean a configuration in which a data stream or
                ---------
signal is not output except (1) via encrypted, scrambled, or otherwise secure link or method authorized hereunder either through a device's or component's authorized output or to the next component or device which in turn has an authorized output; or (2) directed as uncompressed video data to a graphics subsystem via an internal computer path in a manner consistent with Section 6.2 the CSS Procedural Specifications. For purposes of this definition, authorized outputs and methods hereunder are those compliant with the requirements contained in Section 6.2 of the CSS Procedural Specifications, including any upgrades or modifications thereto adopted in accordance with Sections 4.2 and
10.7 of this License Agreement. By way of example and not limitation, the following CSS Compliant Products, if so configured, would be considered to be
Protected:

               (a) CSS Decryption Hardware incorporating MPEG decoding and any or all of the following outputs:

                   (i)   NTSC with appropriate AGC and Colorstripe;

                   (ii)  Computer Monitor SVGA (or other computer monitor RGB);
or

                   (iii) Uncompressed digital video directed via an internal computer path to a computer graphic subsystem for display.

               (b) CSS Decryption Software incorporating MPEG decoding and supporting the output described in subsection (a)(iii).

               (c) A CSS Decryption Module which implements the interrogation or identification functions referenced in Section 6.2.11.4 of the CSS Procedural Specifications; and

                    (d) A DVD Player which meets the requirements of Section
6.2.1 of the CSS Procedural Specifications.

               1.23 "Relatively Necessary Claim" shall mean, any claim(s) of
                     --------------------------
patent(s) or patent application(s), that: (i) are not Absolutely Necessary Claims; and (ii) with respect to which the implementation of all or any portions of the CSS Specifications pertaining to CSS involves a design-around to such patent claim(s) which would have a commercially significant effect on performance, manufacturability or manufacturing cost, although the cost of designing-around itself shall not be taken into account. Relatively Necessary Claims shall not include claims which if licensed by Licensor to Licensee or by Licensee to another CSS Licensee would require a payment of royalties or other fees by Licensor or Licensee, as appropriate, to unaffiliated third parties.

               1.24 "Reseller" shall mean a CSS Licensee or Associate Licensee
                     --------
Reseller that purchases Schedule 1 or Schedule 2 Products from a CSS Licensee for the purpose of reselling such products without modification and only to a CSS Licensee or an Associate Licensee authorized to receive such products.

               1.25 "Restricted Schedule 1 Product" shall mean a CSS Compliant
                     -----------------------------
Product licensed hereunder which is a Verification Product.

               1.26 "Schedule 1 Product" shall mean a CSS Compliant Product
                     ------------------
which:

                    (a) is not a Schedule 2 or 3 Product, or

                    (b) is

                         (i)   an Authenticator, or

                         (ii)  a Descrambler, or

                         (iii) a CSS Decryption Module or partial implementation
thereof, or

                         (iv)  any other device which has an output which is not
permitted in a Schedule 2 or 3 Product, or

                    (c) is a CSS Disc Formatter.

               1.27 "Schedule 2 Product" shall mean a DVD Product that is a CSS
                     --------------------
Compliant Product except that such product is not Protected and which outputs descrambled CSS Video Data only in decompressed form.

               1.28 "Schedule 3 Product" shall mean (a) a CSS Compliant Product
                      -----------------
which outputs CSS Data only in a Protected manner or (b) a DVD Disc.

     2. LICENSES GRANTED.

          2.1  Nonexclusive License. Subject to the terms and conditions of this
               --------------------
Agreement, Licensor grants to Licensee a worldwide, royalty-free, non-exclusive, nontransferable right, under the Licensed Rights:

          (a) to use and implement CSS to develop, design, manufacture and use DVD Products that are in the Membership Categories selected by Licensee and to practice any methods necessary for the manufacture or use of such DVD Products; and

          (b) according to Licensee's Membership Categories, to receive DVD Products in accordance with this Agreement and to distribute, offer to sell, sell, import and otherwise transfer DVD Products made in accordance with this Agreement, such distribution, offer to sell, sale, importation or other transfer of CSS Compliant Products to be allowable only as follows:

               (i) Restricted Schedule 1 Products only to CSS Licensees in the DVD Disc Replicator Membership category;

               (ii) Schedule I Products only to CSS Licensees or to Associate Licensee Resellers;

               (iii) Schedule 2 Products only to CSS Licensees or to Associate Licensees;

               (iv)  Schedule 3 Products to any person or entity; or

               (v) Special Purpose DVD Players or Special Purpose DVD Drives only to purchasers that are required by contract with Licensee (x) to use the Special Purpose DVD Players or Special Purpose DVD Drives, as the case may be, for the purpose of the authorized playback of content originally encrypted on DVD Discs using CSS where such DVD Discs are designated as Region 8 discs and where such playback is intended to be in the commercial setting in which the viewer of the movie does not own the Special Purpose DVD Player or Special Purpose DVD Drive, whether or not such viewing is considered a public performance, or non-public performance, of the movie (e.g., airline, cruise ship, hotel or similarl applications); and (y) to sell or otherwise dispose of or distribute any such Special Purpose DVD Players or Special Purpose DVD Drives to another party only in circumstances in which such other party is legally prohibited from using such Special Purpose DVD Players or Special Purpose DVD Drives, as the case may be, other than in the use described in (x), above. Licensee further agrees that with respect to any such contract, it will either provide for third party beneficiary rights for Motion Picture Companies or will itself take all reasonable efforts necessary to enforce the provisions of such contracts as described in (x) and (y), above. Records of sales of Special Purpose DVD Players and Special Purpose DVD Drives must be separately maintained by Licensee, and the names and addresses of each purchaser of Special Purpose DVD Players and Special Purpose DVD Drives shall be provided by Licensee to Licensor upon request by Licensor. Copies of contracts for such sales must be available for inspection by Licensor, at least with respect to the provisions relevant to the requirements of this subparagraph. With respect to any sales of Special Purpose DVD Players or Special Purpose DVD

Drives made prior to the effective date of this Agreement, Licensee agrees (a) that any such sale will be subject to the recordkeeping and reporting requirements of this subparagraph, (b) that it will submit to Licensor, within 30 days of the effective date of this Agreement, a specific certification from Licensee that, to the best of Licensee's knowledge and belief, each purchaser intends to use the Special Purpose DVD Players and/or Special Purpose DVD Drives solely for the purpose described in this subparagraph; and (c) that Licensee will make all commercially reasonable efforts to amend the contract for such sale(s) to incorporate the restrictions required for such contracts entered after the effective date of this Agreement; and

               (c) to provide prototype or sample DVD Products incorporating CSS to prospective customers or retained test companies in situations that are not covered by Section 2.1(b), in each case solely for evaluation in contemplation of a purchase of such products or performance of specified testing of such products, as applicable, and to provide related technical information necessary for the evaluation or testing purposes, as applicable, provided, however, that: (i) Licensee shall not provide to any such customers or test companies any CSS Highly Confidential Information; and (ii) any disclosure of CSS Confidential Information shall be made only pursuant to a written agreement providing at least equivalent protections as are provided in this Agreement; but

               (d) not to distribute, offer to sell, sell, import or otherwise transfer any DVD Products that Licensee makes or receives under this Agreement or that it made or received under an CSS Interim License Agreement that it entered into, except in accordance with Sections 2.1(b) and (c) above.

          2.2  Copyright License. Subject to the terms and conditions of this
               -----------------
Agreement, including without limitation the confidentiality provisions of
Section 5.2 and the prohibition on copying Highly Confidential Information contained in Section 5.2(b)(iii), for any copyrightable information included in the CSS Specifications and other documentation, including Proprietary Information, provided by Licensor in connection with this Agreement, Licensor grants Licensee a worldwide, royalty-free, non-exclusive, nontransferable copyright license to use and reproduce the CSS Specifications and such other documentation for internal purposes solely in connection with the implementation of CSS and marketing of CSS Compliant Products as permitted under Section 2.1 hereof.

          2.3  Right to Have Designated or Have Made. Licensee shall have the
               -------------------------------------
right under the licenses granted herein to have third parties design and/or make CSS Compliant Products or subparts thereof for the sole account of Licensee, but only if said CSS Compliant Products or subparts thereof:

               (a) are to be sold, used, leased or otherwise disposed of, by or for Licensee under the trademark, tradename, or other commercial indicia

                    (i)  of Licensee or

                    (ii) of a person or entity to which Licensee is authorized by this Agreement to sell

                         (1) the CSS Compliant Product that is the subject of
the "have designed," and/or "have made" agreement or

                         (2) an Integrated Product that is a CSS Compliant
Product made using such CSS Compliant Product, and

               (b) are designed and/or made by such third parties using design specifications or manufacturing drawings supplied by or for Licensee.

Such third parties shall be required to be CSS Licensees if such design and/or manufacture requires disclosure to such third parties of (1) Confidential Information; or (2) other information or materials from which Confidential Information could reasonably be derived. Further, such parties shall be required to be CSS Licensees if such design and/or manufacture requires disclosure to such third parties of (1) Highly Confidential Information; or (2) other information or materials from which Highly Confidential Information could reasonably be derived. Licensee agrees and acknowledges that the fact that it has contracted with a third party pursuant to this provision does not relieve Licensee of any of its obligations under this Agreement and that Section 5.5 of this License Agreement includes obligations applicable to its relationship with third parties engaged pursuant to this provision. Licensee agrees that, with respect to third parties that are not CSS Licenses, Licensee will contractually obligate such third party to adhere to the same reverse engineering prohibitions and limitations as are contained in Section 5.3 of this Agreement. Such third parties shall receive no license, sublicense, or implied license with respect to CSS, and the duration of the "have designed" or "have made" rights granted under this provision shall not extend beyond the term of this Agreement, including any termination thereof pursuant to Section 6.2.

          2.4  Sublicenses to Affiliates. Subject to the requirements of the
               -------------------------
following subsections (a) and (b), Licensee shall have the right to sublicense the rights granted to Licensee hereunder to any of its Affiliates ("Permitted Sublicensees").

               (a) Licensee shall have the right to sublicense to any of its Permitted Sublicensees at Licensee's sole discretion, any of Licensee's rights under Sections 2.1, 2.2 and 2.3, provided that: (i) Licensee notifies Licensor of the identity of each Permitted Sublicensee receiving a sublicense and the type of Confidential Information or Highly Confidential Information provided to such Permitted Sublicensee; (ii) each such Permitted Sublicensee receiving a sublicense shall abide by the terms of this Agreement with the same rights (but without the right to grant any further sublicense) and the same obligations and prohibitions as Licensee, including without limitation, the non-assertion and patent license offer provisions of Section 5.1 hereof; (iii) such sublicense coterminates with this Agreement, or terminates at any time such Permitted Sublicensee ceases to qualify as an Affiliate or whenever Licensee determines that an Affiliate is no longer engaged in activities requiring a sublicense, provided that Licensee shall notify Licensor whenever Licensee terminates any sublicense previously granted; (iv) such Permitted Sublicensees receiving a sublicense shall execute and deliver to Licensor a written acknowledgment and agreement, in the form provided for in Exhibit "A" hereto, that the Permitted Sublicensee has read and agrees to abide by the terms of this Agreement; and (v) Licensee may sublicense only those rights for the Membership Categories to which Licensee currently belongs; provided that in the case of a Permitted Sublicensee that is an Affiliate that is owned directly or indirectly by Licensee ("Owned

Affiliate"), Licensee agrees that any failure to comply with clause (iv) of this
Section 2.4(a) shall be remedied by either or both of the following: (1) Licensee shall consent to a judgment for specific performance of the obligation for each Owned Affiliate to execute and deliver such acknowledgment and agreement, and (2) Licensee shall cause any Owned Affiliate not to defend against any enforcement action by Licensor or by an Eligible Licensee pursuant to Section 9.5 on the ground that this Agreement does not apply to such Owned Affiliate or that any obligation imposed by the Agreement is not applicable to Controlled Affiliate, and provided further that Licensor and any CSS Licensee seeking to enforce the obligation imposed by clause (iv) of this Section 2.4(a) agree that these will be the sole remedies for any failure to obtain the executed acknowledgment and agreement from such a Owned Affiliate.

               (b) Licensee shall be responsible for its Permitted Sublicensees' compliance with the terms and conditions of this Agreement, and Licensee and each of its Permitted Sublicensees shall be jointly and severally liable for any noncompliance by such Permitted Sublicensee with the terms and conditions of this Agreement.

          2.5  No Sublicense or Implied License. Except as set forth in Section
               --------------------------------
2.4, Licensee shall not have any right to sublicense any rights granted hereunder and no products or services provided by Licensee shall give rise to any implied licenses to third parties, provided that there shall be no limitation or restriction on the use, resale or other transfer or distribution of CSS Compliant Products that are Schedule 3 Products. Licensee acknowledges and agrees that the licenses granted herein are the only licenses granted to Licensee, and that no other licenses are granted, expressly, by implication or by estoppel, now or in the future. As between Licensor and Licensee, all rights not expressly granted to Licensee under this Agreement in and to CSS and the Proprietary Information are reserved and retained by Licensor.

     3.   MEMBERSHIP CATEGORIES AND ADMINISTRATION FEE.

          3.1  Selection of Membership Categories. Upon the execution of this
               ----------------------------------
Agreement, and upon each annual renewal of its membership, Licensee shall select one or more Membership Categories. Licensee may from time to time add or delete Membership Categories upon providing Licensor prior written notice and payment of the Administration Fee (as defined below) for each additional Membership Category in accordance with Section 3.2 hereof.

          3.2  Administration Fee. Concurrent with Licensee's selection of the
               ------------------
Membership Categories pursuant to Section 3.1, Licensee shall pay Licensor a nonrefundable sum for each Membership Category selected by Licensee (the "Administration Fee"), which fee shall be used to offset the costs associated with Licensor's administration of CSS. The amount of the Administration Fee shall be determined from time to time by Licensor and set forth on a fee schedule that shall be made available to Licensee at the time of Licensee's selection of Membership Categories and at the time of Licensee's annual renewal. Licensee understands and acknowledges that: (1) the Administration Fee is payable on an annual basis and that failure to make timely payment of such Administration Fee is a breach of this Agreement, (2) payment of the Administration Fee shall entitle Licensee to Non-Voting Membership in DVD CCA, with such rights and privileges as are associated with such membership pursuant to the By-Laws, and (3) that Licensee shall not be entitled to any refund in connection with any deletion of Membership Categories during the term of this Agreement or upon or after termination of this Agreement. Licensee is not required to accept the Non-Voting Membership referenced in (2), above and may resign such membership at any time, provided that Licensee shall remain liable for Administration Fees pursuant to this Section 3.2.

     4.  CSS SPECIFICATIONS.
         ------------------

          4.1  Delivery of CSS Specifications. Upon Licensee's selection of one
               ------------------------------
or more Membership Categories in accordance with Article 3 and the payment of the appropriate Administration Fee(s), Licensor shall distribute to Licensee the portions of Proprietary Information and/or CSS Specifications appropriate to its Membership Category or Categories that Licensee has not previously received from MEI. In the event Licensee deletes any Membership Categories or does not select all of the Membership Categories with respect to which it has previously received proprietary information and/or CSS Specifications from MEI, Licensee shall within thirty (30) days thereafter return or destroy, providing a written certification of such destruction, such portions of Proprietary Information and/or CSS Specifications relevant to the Membership Categories it has deleted or not selected.

          4.2  Compliance with CSS Specifications.
               ----------------------------------

               4.2.1 General. Licensee shall comply with the CSS Specifications,
                     -------
as may be amended by Licensor from time to time in accordance with the By-Laws. Each DVD Product shall comply with the version of the CSS Specifications which is in effect at the time such DVD Product is manufactured, taking into account specific effective date provisions in amendments to the CSS Specifications.

               4.2.2 Compliance with Changes to CSS Specifications. With respect
                     ---------------------------------------------
to any changes to the CSS Specifications made after the Effective Date of this Agreement, the following rules shall apply. Changes to the CSS Specifications shall be made in accordance with procedures set forth in the By-Laws. All changes shall be notified to all CSS Licensees and shall provide Licensee with sufficient information to incorporate any necessary changes into the design and manufacture of DVD Products to ensure that such products continue to be CSS Compliant Products. All changes shall be applied on a non-discriminatory basis among all CSS Licensees. Licensor shall specify in its notice either the specific date by which the changes shall be implemented in affected products or the specific basis on which Licensee must itself determine that compliance with a change is required. In general, Licensor will follow the following time periods in requiring that changes to the CSS Specifications be implemented in affected products, provided that nothing in the following provisions shall be interpreted so as to alter any time limitations set forth in the CSS Procedural Specifications in effect as of the Effective Date of this Agreement.

               4.2.2.1 Licensor may make changes to clarify or amplify elements of the CSS Specifications in order to preserve essential functions of the CSS Specifications ("Emergency Changes"). Licensee shall implement an Emergency Change as soon as reasonably possible, taking into account the danger to Content Providers being addressed by the Emergency Change. In general, Licensee will be expected to implement an Emergency Change not later than sixty (60) days from receipt of the notice of the Emergency Change if such Emergency Change does not require a material change in product design or manufacturing process.

                    4.2.2.2 In general, unless otherwise specified in relation to a particular change, Licensee shall implement all changes that are not Emergency Changes within eighteen (18) months of the date on which Licensor notifies Licensee of a change in the CSS Specifications. Licensor may request that Licensee agree to implement a specific change in less time than the eighteen (18) months normally provided, and Licensee agrees not to unreasonably withhold consent to such a request. Licensee may request that the normal eighteen (18) month time period be extended with respect to a specific change in the CSS Specifications, and Licensor agrees not to unreasonably withhold its consent to such request.

          4.3  Audio Data Covered by this Agreement. The CSS Specifications
               ------------------------------------
govern audio material only to the extent that such material is CSS Audio Data. All other audio data are outside the scope of this Agreement.

     5.   ADDITIONAL LICENSEE OBLIGATIONS.

          5.1  Access to Intellectual Property.
               -------------------------------

               (a)  Absolutely Necessary Claim. Licensee shall not, and shall
                    --------------------------
cause each of its Controlled Companies not to, assert any Absolutely Necessary Claim(s) reading on the portions of the CSS Specifications pertaining to CSS against Licensor or any CSS Licensee (including its Permitted Sublicensees) or vendor, distributor, purchaser or other person in the chain of distribution for the manufacture, use, distribution, offer to sell, sale, import, or other transfer of a CSS Compliant Product which was made under license from Licensor or under a CSS Interim License Agreement entered into by Licensee, provided that this Section 5.1(a) only applies to those aspects of such CSS Compliant Product which are required and used for compliance with the portion of the CSS Specifications pertaining to CSS and which cannot be implemented without infringing (but for this covenant) the Absolutely Necessary Claim(s); and, further provided, that this covenant shall not apply in favor of any entity and any of its Controlled Companies, if such entity or any of its Controlled Companies, is asserting an Absolutely Necessary Claim against Licensee (of any of its Permitted Sublicensees).

               (b)  Disc Immunity. Licensee shall not, and shall cause each of
                    -------------
its Controlled Companies not to, assert any claim(s) based on Disc IP against any CSS Licensee which is a Content Provider, Authoring Studio, or DVD Disc Replicator or vendor, distributor, purchaser or other person in the chain of distribution for the manufacture, use, distribution, offer to sell, sale, import, or other transfer of a DVD Disc that: (i) is a CSS Compliant Product; and (ii) was made under license from Licensor or under a CSS Interim License Agreement entered into by Licensee, provided that (1) this Section 5.1(b) only applies to those aspects of such DVD Discs which are present for the purpose of complying with the portions of the CSS Specifications pertaining to CSS; and (2) this Section 5.1 shall only apply to DVD Discs, and shall not apply to any apparatus for the manufacture thereof.

               (c)  Termination of Suits.
                    --------------------

                    (i) If Licensee or any of its Controlled Companies asserts any Absolutely Necessary Claim(s) or Disc IP claim(s) in violation of Section 5.1(a) or (b), Licensee shall terminate or cause to be terminated such assertion of claim, provided that this obligation shall not arise with respect to any assertion by a Controlled Company alleged to be in violation of such section unless Licensee has received a written notice of such assertion.

                    (ii) In the case of an entity which is not a Controlled Company but in which Licensee or any of its Controlled Companies holds any voting security or any other ownership interest (a "Partially Owned Company"), Licensee shall not knowingly vote, and shall cause each Controlled Company not to knowingly vote, any voting security or ownership interest in any such Partially Owned Company in favor of asserting any claim which Licensee would be prohibited from asserting hereunder, provided that this paragraph (ii) shall not apply where such action conflicts with Licensee's or Such Controlled Company's fiduciary duty. Licensee agrees to use reasonable efforts to vote, and use reasonable efforts to cause each Controlled Company to vote, all voting securities and ownership interests in each Partially Owned Company to terminate any such claim(s).

     The termination of any such claim(s) under Absolutely Necessary Claim(s) or Disc IP claim(s), as the case may be, shall relieve Licensee of all liability for any failure to comply with its obligations pursuant to this Section 5.1(c).

               (d)  Patent License Offer. Upon request by a CSS Licensee,
                    --------------------
Licensee shall offer, and shall cause its Controlled Companies to offer, a patent license for any of its/their claims for which Relatively Necessary Claim(s) exist, provided that such license may be limited to Relatively Necessary Claim(s) that are within the scope of the other CSS Licensee's license from Licensor. Such license shall be made available on reasonable and nondiscriminatory terms to any CSS Licensee in good standing and/or its Permitted Sublicensees with respect to a CSS Compliant Product that is or was made under license from Licensor or under a CSS Interim License Agreement entered into by Licensee. To the extent that a Relatively Necessary Claim that would otherwise be governed by this Section 5.1(d) is subject to the Disc Immunity governed by Section 5.1(b), such Relatively Necessary Claim shall be governed by Section 5.1(b) rather than this Section 5.1(d).

               (e)  Applicability.
                    -------------

                    (i) The provisions of this Section 5.1 regarding Absolutely Necessary Claims, Disc IP, and Relatively Necessary Claims shall be limited to CSS as such system was described in the CSS Specifications on the date this Agreement is entered and does not include any amendments to the CSS Specification that are made after the date of this Agreement, unless Licensee has agreed in writing that the provisions of this Section 5.1 shall apply to such amendment.

                    (ii) Subject to the terms of Section 6.2 hereof, the covenant set forth in Section 5.1 shall remain in effect for the life of any patent issued throughout the world with a first priority date prior to or during the term of the license granted to Licensee under Article 2.

                    (iii) Any executed patent license entered into pursuant to
Section 5.1(d) shall survive the termination of this Agreement in accordance with its terms.

                    (iv) Notwithstanding the termination of this Agreement, the obligation to offer a patent license under Section 5.1(d) shall continue after such termination with respect to CSS Compliant Products that were made prior to, or are in production as of, the date of such termination for a license period ending concurrently with the applicable permitted period of distribution set forth in Section 6.2(a) or (b), as the case may be.

          5.2  Confidentiality.
               ---------------

               (a)  Residuals. Licensor acknowledges that Licensee may, as a
                    ---------
result of receipt of or exposure to Confidential Information and/or Highly Confidential Information, increase or enhance the knowledge and experience retained in the unaided memories of each of its directors or employees. Notwithstanding anything to the contrary in this Agreement, Licensee and its directors and employees may use and disclose such knowledge and experience in their respective businesses, provided that the Licensee, or any of its directors or employees, has not (a) intentionally memorized the Confidential Information or Highly Confidential Information so as to reduce it to an intangible form for the purpose of creating a residual or using the same; (b) avoided its obligation to maintain the confidentiality of Confidential Information or Highly Confidential Information merely by having a person commit such information to memory so as to reduce it to an intangible form; or (c) deliberately and knowingly utilized Confidential Information or Highly Confidential Information in its business, provided further that Licensee shall not use Confidential Information or Highly Confidential Information or any mentally-retained recollections thereof to circumvent or copy the methods disclosed in Proprietary Information, Confidential Information, or Highly Confidential Information or to circumvent any obligations under this Agreement. Licensor shall have neither any rights in any business endeavors of Licensee that may use such knowledge and experience nor any right to compensation, other than as may be provided for breach of this Agreement, related to any such use of such knowledge and experience.

               (b)  Highly Confidential Information. Licensee and its Permitted
                    -------------------------------
Sublicensees shall maintain the confidentiality of Highly Confidential Information in the following manner:

                    (i) Licensee and its Permitted Sublicensees shall each employ procedures for safeguarding Highly Confidential Information at least as rigorous as Licensee and its Permitted Sublicensees, respectively, would employ for its own most highly confidential information, such procedures to include, at a minimum:

                         (1)  maintaining on Licensee's and/or Permitted
Sublicensees' premises a secure location in which any and all Highly Confidential Information shall be stored, where such a location may include electronic storage provided that any such electronic storage must meet at least the following minimum security requirements. Such electronic storage must provide a technical means of providing security that is:

                              (x)  at least equivalent to the security provided
by a common key form of encryption with a key length of at least 40 bits;

                              (y) not subject to known security breaches that
effectively negate its use for secure storage of Highly Confidential Information; and

                              (z)

                                   (A) proprietary to Licensee and, with respect
to any elements of such technical means used for secure storage of Highly Confidential Information that must be maintained as confidential in order for the security to be effective, protected by Licensee at the same level of protection as required for trade secrets; or

                                   (B) subject, with respect to any elements of
such technical means used for secure storage of Highly Confidential Information that must be maintained as confidential in order for the security to be effective, to a legally binding requirement that such element or elements be maintained as confidential at the time such encryption system is employed to provide secure storage of Highly Confidential Information.

                         (2)  that any Highly Confidential Information stored in
such a location shall be accessible only by Authorized Employees (as defined below);

                         (3)  that

                              (x)  where Highly Confidential Information is
stored in a location that is physically secure, Authorized Employees visiting such location shall sign in and out each time that they visit such location; and


                              (y)  where Highly Confidential Information is
stored securely in an electronic form, Authorized Employees having access to such Highly Confidential Information in unsecure form shall sign in and out each time that they have such access; and

                         (4)  when Highly Confidential Information is not in
use, such information shall be stored in a locked safe at such secure location or shall be stored electronically using technical protection that meets the requirements of (1), above.

                    (ii) Licensee may disseminate Highly Confidential Information only to the strictest minimum possible number of full-time employees of Licensee or its Permitted Sublicensees: (1) who have an absolute need to know such Highly Confidential Information in order to enable Licensee or its Permitted Sublicensees to implement CSS in compliance with the CSS Specifications; (2) who are bound in writing by obligations of confidentiality sufficient to protect the Highly Confidential Information in accordance with the terms of this Agreement; and (3) who, prior to the disclosure of such Highly Confidential Information, have: (x) been identified in writing by Licensee to Licensor; and (y) read and executed the acknowledgment attached as Exhibit "B" hereto (a copy of such executed acknowledgment to be sent to Licensor) (each an "Authorized Employee"). For Authorized Employees who signed an acknowledgement containing the same terms as Exhibit B pursuant to a CSS Interim License Agreement entered into by Licensee, such prior acknowledgements are deemed to be sufficient for purposes of this provision. Licensee and its Permitted Sublicensees shall at all times cause Authorized Employees to strictly abide by their obligations hereunder and shall use the same efforts to enforce the confidentiality obligations of each

Authorized Employee after the termination of his/her employment as Licensee uses to enforce with respect to Licensee's own similarly confidential information, provided that Licensee shall not use less than reasonable efforts in such enforcement. Licensee and its Permitted Sublicensees shall make reasonable efforts to assist Licensor in relation to any claim, action, suit, proceeding, or litigation with respect to the access of the former employee to Confidential Information and Highly Confidential Information provided under this Section 5.2. Notwithstanding any contrary provision, Licensee shall not disseminate any CSS Keys to more than three (3) Authorized Employees ("Key Employees") for each Membership Category to which Licensee is licensed and is entitled to disclosure of CSS Keys from Licensor, unless Licensee has notified Licensor in advance of its intention to increase the number of Key Employees to an additional increment of up to three (3) such employees. Licensee may make such notifications of additional increments of Key Employees without limit, but in doing so shall abide by the terms of clauses (1), (2), and (3), above. Licensee may substitute another employee for a Key Employee only in the event of death, permanent or long-term disability or resignation or termination of employment of an existing Key Employee or reassignment of an existing Key Employee to a substantially different business unit that is not involved in the development, manufacture, or sale of CSS Compliant Products. Licensee shall inform Licensor in writing prior to the substitution or addition of any Key Employee. Licensee may also disclose Highly Confidential Information to an employee of another CSS Licensee where such other CSS Licensee is authorized to possess such Highly Confidential Information and where the employee to whom disclosure is made is an Authorized Employee and, where CSS Keys are to be disclosed, a Key Employee, for such other CSS Licensee. Prior to any disclosure pursuant to the preceding sentence, Licensee must assure itself that such other CSS Licensee is, in fact, authorized to possess the Highly Confidential Information to be disclosed, that the employee to whom such disclosure is to be made is entitled to possess the Highly Confidential Information to be disclosed, and that the method to be used to disclose Highly Confidential Information is as secure as the methods used by Licensor to disclose the same information to CSS Licensees.

                    (iii) Licensee shall not make any copies of any document containing Highly Confidential Information. Licensee may request Licensor to provide Licensee with additional copies of such documents. Licensor may, in its sole discretion, fulfill any such request, provided that Licensor shall not unreasonably refuse to provide requested additional copies.

               (c)  Confidential Information. Licensee may disclose Confidential
                    ------------------------
Information only to (i) full-time employees and individuals retained as independent contractors subject to confidentiality obligations equivalent to those applicable to full-time employees of Licensee and/or its Permitted Sublicensees, in each case, who have a reasonable need-to-know and are bound in writing by obligations of confidentiality sufficient to protect the Confidential Information in accordance with the terms of this Agreement, (ii) other CSS Licensees provided that Licensee may disclose to such parties only information that such parties are entitled to receive under their CSS License; or (iii) Licensee's attorneys, auditors or other agents who owe Licensee a duty of confidentiality as a result of a fiduciary relationship. Licensee and/or its Permitted Sublicensees shall use the same degree of care, but no less than a reasonable degree of care, to avoid unauthorized disclosure or use of Confidential Information as such party employs with respect to its comparably important confidential information. Licensee may discuss or disclose Confidential Information with other CSS Licensees, provided such CSS Licensees are licensed to receive the same type of Confidential Information and are obligated in writing to treat the Confidential Information as if received directly from Licensor. Licensee may disclose to potential customers or suppliers the fact that Licensee has obtained a license to CSS from Licensor, and show a certificate to such effect provided by Licensor to Licensee. Upon Licensee's written request to Licensor, Licensor shall maintain the fact that such Licensee is a CSS Licensee confidential during the period prior to Licensee's public announcement of its DVD Product intentions or its actual marketing of a DVD Product, whichever is earlier. Except as provided in the immediately preceding sentence, Licensor shall have the right to disclose to third parties the fact that Licensee has a license to CSS and the Membership Categories to which such license is applicable.

                    (d) Contact Person and Provision of CSS Information.
                        -----------------------------------------------
Licensee shall designate a single Authorized Employee who shall receive all Confidential Information and Highly Confidential Information (the "Licensee Contact") disclosed by Licensor and may designate a single alternative Authorized Employee ("Alternate Licensee Contact") who shall be entitled to receive such Confidential or Highly Confidential Information in the event that Licensee Contact is absent at the time such information is to be provided. Licensee may also designate additional employees ("Additional Licensee Contacts") where Licensee has a legitimate business need to have Confidential Information and/or Highly Confidential Information provided to locations other than where the Licensee Contact is located. The Licensee Contact and any Alternate Licensee Contact shall be the same person(s) as designated under a CSS Interim License Agreement entered into by Licensee or those persons designated by Licensee on Exhibit "D" hereto. Prior to the provision of any Highly Confidential Information to the Licensee Contact, Alternate Licensee Contact or Additional Licensee Contact, such Licensee Contact, Alternate Licensee Contact, or Additional Licensee Contact shall have complied with all of his/her obligations under Section 5.2(b) hereof.

                    (e) No Publication. Except as, and only to the extent,
                        --------------
otherwise expressly provided in Sections 2.2 and 5.2, Licensee shall not publish, disseminate or otherwise disclose or make available Confidential Information or Highly Confidential Information received hereunder to any person, firm or corporation without prior written consent of Licensor.

                    (f) Notification of Unauthorized Use or Disclosure. Licensee
                        ----------------------------------------------
shall notify Licensor in writing immediately upon discovery of any unauthorized use or disclosure of Confidential Information or Highly Confidential Information, and will cooperate with Licensor in every reasonable way to regain possession of Confidential Information and Highly Confidential Information and prevent its further unauthorized use of disclosure.

                    (g) Disclosure Required by Law. In the event Licensee or a
                        --------------------------
Permitted Sublicensee is required by law, regulation or order of a court or other authority of competent jurisdiction to disclose Confidential Information or Highly Confidential Information, (1) Licensee shall take reasonable steps to notify Licensor prior to disclosure, or (2), where notice to Licensor prior to disclosure is not reasonably possible, Licensee shall take reasonable steps to challenge or restrict the scope of such required disclosure and notify Licensor as soon as possible thereafter. In either case, Licensee shall take reasonable steps to seek to maintain the confidentiality of the information required to be disclosed and to cooperate with Licensor in any effort undertaken by Licensor to challenge or restrict the scope of such required disclosure.

                    (h)  Confidentiality Exceptions. Provided that the
                         --------------------------
applicability of any one or more of the following exceptions shall have no effect on Licensee's other obligations under this Agreement, the confidentiality restrictions contained in Sections 5.2(a), (b) and (c) herein shall not apply to, or shall be modified in accordance with the provisions set forth below with respect to, Confidential Information or Highly Confidential Information that Licensee can demonstrate:

                         (i)   is Confidential Information which is or becomes
generally known to the public through no breach of Licensee's obligations owed to Licensor hereunder;

                         (ii)  is Highly Confidential Information which is or
becomes generally known to the public through no breach of Licensee's obligations owed to Licensor hereunder unless such Highly Confidential Information is the subject of one or more injunctions prohibiting its public availability, provided that at least one such injunction has been obtained not later than one (1) year of the date on which the Highly Confidential Information became generally known to the public and further provided that at least one proceeding seeking an injunction was initiated by Licensor not later than one hundred twenty (120) days following the date on which the Highly Confidential Information became generally known to the public; further provided, however, that if such proceeding is not initiated within 120 days, or, in the case where such proceeding is initiated within 120 days but such injunction has not been obtained by Licensor within one (1) year, any Highly Confidential Information that is or becomes generally known to the public shall be treated as Confidential Information subject to the confidentiality obligations in Sections 5.2(a) and (c) applicable to Confidential Information, and such information shall no longer be subject to the special obligations applicable to Highly Confidential Information in Section 5.2(b), beginning (x) in the event no proceeding is filed within one hundred twenty (120) days and without regard to whether an injunction is thereafter obtained, on the date that is one hundred twenty-one (121) days after such Highly Confidential Information has become generally known to the public, or (y) in the event that a proceeding is filed within one hundred twenty (120) days but no injunction is obtained within one
(1) year, on the date that is one (1) year after such Highly Confidential Information has become generally known to the public;

                         (iii) is Highly Confidential Information which is or
becomes generally known to the public through no breach of Licensee's obligations owed to Licensor hereunder and is used in DVD Products that are widely sold in significant commercial markets and that make use of the revealed Highly Confidential Information in such a way that such DVD Products are not compliant with Section 6.2.4 or Section 6.2.5, as applicable, of the Procedural Specifications;

                         (iv)  is or has been developed by Licensee's employees
(whether independently or jointly with others) without having access (whether directly or through any intermediaries) to any such Confidential Information or Highly Confidential Information (or any translation, derivation or abstractions of Confidential Information or Highly Confidential Information) and without any breach of Licensee's obligations to Licensor, provided that the confidentiality restrictions shall continue to apply to CSS Keys provided to Licensee; or

                         (v)   is or has been disclosed to Licensee by a third
party which had developed (whether independently or jointly with others) such information without any access

(whether directly or through any intermediaries) to any Confidential Information or Highly Confidential Information and without any breach of any such third party's obligations to Licensor, provided that this clause (vii) shall not excuse Licensee from maintaining as confidential the fact that such information is CSS-related and, to the extent Licensee uses the information in its CSS implementation(s), the information itself.

               (i) Confidentiality Period. The confidentiality obligations set
                   ----------------------
forth in this Section 5.2 shall be in effect during the term of this Agreement and shall continue thereafter until (1) with respect to Confidential Information, the later of (i) 5 years after the termination of this Agreement and (ii) the date on which Licensor or any successor licensor of CSS ceases to license CSS; and (2) with respect to Highly Confidential Information, the later of (i) three (3) years after the last commercial use of CSS by Licensor or any CSS Licensee; and (ii) the expiration of the last copyright that protects any CSS-encrypted scrambled content which then exists in any country adhering to the Agreement on Trade Related Aspects of Intellectual Property Rights of the World Trade Organization dated April 15, 1994.

               (j) Prior Agreements. The obligations of this Section 5.2 shall
                   ----------------
apply to any and all disclosures of Confidential Information or Highly Confidential Information to Licensee prior to the execution of this Agreement. This Agreement shall supersede any inconsistent provisions contained in any CSS confidentiality agreement between the parties hereto, including any CSS nondisclosure agreement between Licensee and either MEI or Licensor and any CSS Interim License Agreement entered into by Licensee.

               (k) Licensor Confidentiality Obligations. To the extent that
                   ------------------------------------
Licensee provides any information to Licensor that Licensee designates as confidential or highly confidential, including but not limited to any such information disclosed in the context of the activities of the Ombudsman, Licensor shall treat that information with equivalent levels of care as if the information were Confidential or Highly Confidential Information. Any breach of such obligation by Licensor shall be subject to monetary damages in the amount of actual damages proven to the satisfaction of a court of competent jurisdiction and shall, in any event, not exceed [*] dollars.

               5.3 Reverse Engineering. Licensee shall under no circumstances
                   -------------------
reverse engineer, decompile, disassemble or otherwise determine the operation of CSS Specifications, including, without limitation, any encryption/decryption or scrambling/descrambling algorithm or logic of CSS, except that Licensee may, to the minimum extent necessary for the purposes of testing, debugging, integration or tuning of Licensee's own CSS Compliant Product to ensure that it works in its intended operational environment with other CSS Compliant Products (the "Analysis Purpose"), conduct performance or electrical analyses with respect to the operation of other CSS Compliant Products that form part of such intended operational environment ("Analysis"), subject to the following conditions:

                   (a) Licensee shall not perform any Analysis, in whole or in part, for the purpose of deriving or discovering CSS Specifications that have not been made available and licensed by Licensor to Licensee hereunder (the "Derived Information").

          (b) To the extent Licensee obtains Derived Information that is or should have been identified by Licensee as being part of the CSS Specifications, whether Licensee's obtaining of such information is inadvertent or otherwise, Licensee shall immediately notify Licensor, and upon the instruction of Licensor, Licensee shall within ten (10) days thereafter turn over to Licensor or destroy any portion of Derived Information that is not solely necessary for the Analysis Purpose and cease any use of the same for any other purpose.

          (c) Subject to Section 5.3(b) above, the Derived Information: (i) shall only be used for the Analysis Purpose and for no other purposes; and (ii) shall be treated as confidential in the manner corresponding to the same type of information as specified in Section 5.2.

          (d) Nothing herein shall be construed as an inducement for Licensee to reverse engineer any products of any CSS Licensee or third party.

          (e) For purposes of this Section 5.3: (i) "testing" shall mean a process of evaluating Licensee's CSS Compliant Product to ensure proper operation; (ii) "debugging" shall mean a process of finding the cause of an error in a Licensee's CSS Compliant Product, or another CSS Compliant Product, to the extent Licensee is seeking to ensure that such other product works with one or more of Licensee's products, but not analysis for the purpose of exposing possible design features; (iii) "integration" shall mean a process of evaluating the performance of Licensee's CSS Compliant Product in combination with other CSS Compliant Products to ensure that they properly operate together, and (iv) "tuning" shall mean a process of evaluating and improving Licensee's CSS Compliant Products to work more efficiently with other CSS Compliant Products.

     5.4  Export. Licensee will comply with all applicable rules and regulations
          ------
of the United States, Japan and other countries and jurisdictions relating to the export or re-export of commodities, software and technical data insofar as they relate to the activities under this Agreement, and shall obtain an approval required under such rules and regulations whenever it is necessary for such export or re-export. Licensee agrees that commodities, software and technical data provided under this Agreement may be subject to restrictions under the export control laws and regulations of the United States, Japan and other countries and jurisdictions, as applicable, including but not limited to the U.S. Export Administration Act and the U.S. Export Administration Regulations and the Japanese Foreign Exchange and Foreign Trade Law, and shall obtain any approval required under such laws and regulations whenever it is necessary for such export or re-export.

     5.5  Controls Against Theft. Licensee agrees to maintain reasonable
          ----------------------
controls against theft or misappropriation with respect to Schedule 1 and
Schedule 2 Products. This obligation shall be considered to be fulfilled, for example, if Licensee utilizes controls at least equivalent to the controls that it maintains for other of its similarly sensitive products or components. Licensee understands and acknowledges that the obligation imposed by this
Section 5.5 requires that it maintain such reasonable controls with respect to any Schedule 1 or Schedule 2 Products provided to a party that it may engage pursuant to Section 2.3 of this License Agreement.

          5.6  Good Faith.
               ----------

               (a) Licensee agrees to the extent that future versions of the By-Laws provide authority for Licensee to vote, object or otherwise express its views pursuant to the procedures with respect to proposed changes in the Specifications, it will do so in good faith.

               (b) Licensee agrees that in the event it is or shall become a member of a body established as the Content Protection Advisory Committee ("CPAC") of Licensor as that committee or any like or successor committee or group may be provided for in a future version of the ByLaws, Licensee shall (1) comply with the requirements of paragraph (a), above, with respect to its participation on CPAC as well as otherwise; and (2) work intensively and in good faith, exercising all reasonable and positive efforts, in cooperation with other CPAC members, in the process by which the technologies described in Section
6.2.13 of the Procedural Specifications are solicited, developed and/or evaluated and in the process by which related amendments to the CSS Specifications are drafted to implement such technologies as are agreed to be adopted.

     6.   TERM/TERMINATION.

          6.1  Termination. This Agreement shall be effective upon the Effective
               -----------
Date and shall continue until terminated in accordance with any of the following events:


               (a)  Breach Due to Failure to Pay Fees Owed. If Licensee breaches
                    --------------------------------------
this Agreement by failing to pay in a timely fashion the fees owed pursuant to
Section 3.2 of this License Agreement, Licensor may terminate this Agreement, provided that Licensor may not terminate this Agreement for any such non-payment until Licensor has provided Licensee with notice and at least ninety (90) days from the date of such notice to cure the non-payment.

               (b)  Other Breach.
                    ------------

                    (i) If a party hereto materially defaults on any of its obligations under this Agreement (the "Defaulting Party"), the other party hereto (the "Non-Defaulting Party") shall have the right to seek termination or enforcement of this Agreement, or suspension of any licenses or other rights granted under this Agreement, as a temporary, preliminary, or final remedy to be imposed. If such remedy is imposed, the Non-Defaulting Party shall provide for reasonable cure opportunities, including notice and other procedures, in accordance with the relevant order of the court.

                    (ii) In addition to seeking termination or suspension of this Agreement as provided in (i), above, Licensor may, through action by its Board of Directors, suspend the licenses or other rights provided under this Agreement in the following circumstances: (x) if Licensee has failed to pay the fees owed pursuant to Section 3.2 of this License Agreement after having received notice of its failure to pay such fees and having failed to cure such nonpayment within ninety (90) days following such notice, or (y) Licensor's Board of Directors determines that the court enforcement process to obtain suspension of the licenses or rights provided hereunder will delay such suspension in a manner that will cause serious harm to the integrity or security of the protection of content provided by CSS or otherwise pursuant to this Agreement. Any suspension of licenses or rights pursuant to (y) shall be permitted only if Licensor has initiated an enforcement action as provided in paragraph (i) of this Section 6.1(b) or an Eligible Licensee has initiated a Beneficiary Claim as provided in
Section 9 (either Licensor's enforcement action or a Beneficiary Claim hereafter referred to as "Enforcement Claim" for purposes of this Section 6) and so long as Licensor or an Eligible Licensee is actively pursuing the imposition of temporary relief in an Enforcement Claim. Once a ruling issued in such enforcement action or Beneficiary Claim, the suspension imposed pursuant to this provision shall be of no further force and effect and the effective date of the termination if any, of the licenses granted to Licensee hereunder shall be decided in connection with an enforcement action pursuant to which termination of the licenses is ordered by the court. If the ruling denies the temporary relief sought, the suspension imposed pursuant to this provision is void ab
                                                                         --
initio.
------

                    (c) Failure to Manufacture or Distribute CSS Compliant
                        --------------------------------------------------
Products. If neither Licensee nor at least one of its Permitted Sublicensees has
--------
exercised the rights granted under Article 2 to manufacture or commercially distribute CSS Compliant Products: (i) within the first twelve (12)-month period commencing on the execution of this Agreement, or (ii) during any consecutive twelve (12)-month period thereafter during the term of this Agreement, then Licensee shall, if and when requested to do so by Licensor, elect to (1) recertify its, or one of its Permitted Sublicensee's, present intention to manufacture or commercially distribute CSS Compliant Products within a twelve
(12)-month period following such recertification, (2) return all Confidential Information and Highly Confidential Information provided to it under this Agreement and request that its license status be put into a dormant state until such time as it notifies Licensor that it wishes to return to active status based on a certification of its, or one of its Permitted Sublicensee's, then-current intention to manufacture or commercially distribute CSS Compliant Products within twelve (12) months of such certification, or (3) terminate this Agreement. If Licensee fails to exercise one of these options within sixty (60) days of Licensor's request that it do so, then Licensor may terminate this Agreement upon thirty (30) days prior written notice to Licensee. For the purposes of this provision, Licensee shall be deemed to have failed to exercise the rights granted under Article 2 to manufacture or commercially distribute CSS Compliant Products only if neither Licensee nor one of its Permitted Sublicensees, nor a CSS Licensee for which Licensee has designed or manufactured a CSS Compliant Product, shall have manufactured or commercially distributed a CSS Compliant Product during the relevant time period.

                    (d) Termination by Licensee. Licensee shall have the right
                        -----------------------
to terminate this Agreement at any time upon ninety (90) days prior written notice to Licensor.

                    (e) Termination Upon Termination of the License from MEI and
                        --------------------------------------------------------
Toshiba. This Agreement shall terminate upon the termination of the license from
-------
MEI and Toshiba to Licensor.

                    (f) Bankruptcy. Either party shall have the right to
                        ----------
terminate this Agreement in the event (i) a petition in bankruptcy or for reorganization is filed by or against the other party under any bankruptcy laws;
(ii) the other party makes an assignment for the benefit of creditors; or (iii) a receiver, trustee, liquidator or custodian is appointed for all or a substantial part of the other party's property, and the order of appointment is not vacated within thirty (30) days.

          6.2  Effect of Termination.
               ---------------------

               (a) Termination Due to Licensee's Breach or Failure to
                   --------------------------------------------------
Manufacture or Distribute CSS Compliant Products. If this Agreement is
------------------------------------------------
terminated pursuant to Section 6.1(a) or (b)(i) as a result of Licensee's breach or Licensor terminates this Agreement pursuant to Section 6.1(c), all licenses granted by Licensor to Licensee shall terminate, provided, however, that the license to distribute, offer to sell, sell, import, and otherwise transfer CSS Compliant Products, subject to the conditions of Section 2.1(d), shall terminate ninety (90) days after the effective date of the termination of this Agreement, or upon such earlier date as may be provided by the remedy imposed pursuant to an Enforcement Claim. In the event that any of the licenses or other rights provided under this Agreement are suspended pursuant to Section 6.1(b)(ii) and such suspension is subsequently converted to a termination, the 90-day period shall run from the date of the suspension with respect to any products produced or acquired for which the suspended license or right was necessary for such production or acquisition. If Licensor terminates this Agreement pursuant to
Section 6.1(a), (b)(i), or (c), the covenant not to sue granted by Licensee under Section 5.1 shall terminate, provided, however, with respect to CSS Compliant Products that have been produced or are in production as of the effective date of Licensor's termination of this Agreement, then CSS Licensees, and their Permitted Sublicensees, for one (1) year after the effective date of Licensor's termination, shall have the right, subject to the conditions of
Section 2.1(d), to distribute such CSS Compliant Products. Notwithstanding any of the foregoing, the covenant not to sue granted in Sections 5.1(b) and Section 5.1(c) with respect to Disc IP shall survive any termination of this Agreement.

               (b) Termination by Licensee or Due to Licensor's Breach. If this
                   ---------------------------------------------------
Agreement is terminated pursuant to Section 6.1(b)(i) as a result of Licensor's material breach, the covenant not to sue granted by Licensee under Section 5.1(a) shall terminate upon the effective date of such termination with respect to any CSS Compliant Products not already produced or in production as of such date and, with respect to products already produced or in production as of the effective date of such termination, such covenant shall terminate ninety (90) days after the effective date of the termination. If this Agreement is terminated by Licensee pursuant to Section 6.l(b)(i), (c), or (d), all licenses granted by Licensor to Licensee shall terminate, provided, however, that the license to distribute, offer to sell, sell, import and otherwise transfer CSS Compliant Products shall terminate upon the final date allowed for distribution of all CSS Compliant Products set forth in this Section 6.2(b), and the covenant not to sue granted by Licensee under Section 5.1 shall terminate, provided, however, that CSS Licensees, and their Permitted Sublicensees, for a period of one (1) year after such termination, shall have the right, subject to the conditions of Section 2.1(d), to distribute all CSS Compliant Products that have been produced or are in production as of the date of such termination. Notwithstanding the foregoing, the covenant not to sue in Sections 5.1(b) and 5.1(c) with respect to Disc IP shall survive any termination of this Agreement.

               (c) No Refund. If this Agreement is terminated, Licensee shall
                   ---------
have no right to receive a refund of any sums paid as Administration Fees pursuant to Section 3.2.

          6.3  Return of Materials. Within thirty (30) days after termination of
               -------------------
this Agreement, or such lesser time as may be provided by the remedy imposed pursuant to an Enforcement Claim, Licensee shall either: (i) return all Confidential Information and Highly

Confidential Information to Licensor; or (ii) destroy all Confidential Information and Highly Confidential Information in its possession and certify such destruction in writing to Licensor.

          6.4 Survival. The terms of Sections 5.1 (subject to Sections 6.2(a)
              --------
and (b)), 5.2, 5.3, 5.4, 6.2, and 6.3, this Section 6.4 and Articles 7, 8, 9 and 10, and so much of Article 1 as may be necessary to define any terms used in such Sections or Articles, shall survive the termination of this Agreement.

     7. OWNERSHIP. All Proprietary Information and media containing Proprietary Information as provided by Licensor to Licensee shall remain the property of Licensor or its licensors. Except as provided in Article 2, this Agreement does not give Licensee any license or other right to the Proprietary Information.

     8.   DISCLAIMER AND LIMITATION OF LIABILITY.

          8.1 Disclaimer. ALL PROPRIETARY INFORMATION IS PROVIDED "AS IS."
              ----------
LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND EXPRESSLY DISCLAIMS IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ANY EQUIVALENTS UNDER THE LAWS OF ANY JURISDICTION THAT MIGHT ARISE FROM THE PROPRIETARY INFORMATION OR LICENSEE'S IMPLEMENTATION, ATTEMPTED IMPLEMENTATION, OR USE OF SUCH INFORMATION OR CSS. LICENSOR FURTHER DISCLAIMS ANY WARRANTY THAT CSS AND/OR THE CONTENTS OF THE PROPRIETARY INFORMATION, OR ANY PRODUCT IMPLEMENTING CSS OR SUCH PROPRIETARY INFORMATION, IN WHOLE OR IN PART, WILL BE FREE FROM INFRINGEMENT OF ANY THIRD PARTY INTELLECTUAL PROPERTY OR PROPRIETARY RIGHTS.

          8.2 Limitation of Liability. NEITHER MEI, TOSHIBA, OR ANY DIRECTOR,
              -----------------------
OFFICER, OR EMPLOYEE OF MEI, TOSHIBA, NOR, EXCEPT AS PROVIDED IN SECTION 5.2(k) OF THIS LICENSE AGREEMENT, LICENSOR OR ANY DIRECTOR, OFFICER, OR EMPLOYEE OF LICENSOR ACTING IN HIS OR HER CAPACITY AS A DIRECTOR, OFFICER, OR EMPLOYEE OF LICENSOR (COLLECTIVELY, THE "AFFECTED PARTIES") SHALL BE LIABLE TO LICENSEE FOR ANY DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF ANY CAUSE OF ACTION RELATING TO THIS AGREEMENT, OR BASED ON MAKING, USING, SELLING OR IMPORTING ANY PRODUCTS OF LICENSEE THAT IMPLEMENT PROPRIETARY INFORMATION OR CSS, WHETHER UNDER THEORY OF CONTRACT, TORT, INDEMNITY, PRODUCT LIABILITY OR OTHERWISE. TO THE EXTENT THAT ANY COURT OF COMPETENT JURISDICTION RENDERS JUDGMENT AGAINST THE AFFECTED PARTIES, NOTWITHSTANDING THE ABOVE LIMITATION, THE AFFECTED PARTIES' TOTAL LIABILITY TO LICENSEE IN CONNECTION WITH THIS AGREEMENT OR CSS SHALL IN NO EVENT EXCEED THE AMOUNTS OF MONEY RECEIVED BY THE AFFECTED PARTIES FROM LICENSEE UNDER THIS AGREEMENT DURING THE MOST RECENT FIVE (5)-YEAR PERIOD IMMEDIATELY PRIOR TO THE DATE OF SUCH JUDGMENT. THIS LIMITATION OF LIABILITY SHALL APPLY TO MEI AND TOSHIBA

SOLELY IN THEIR CAPACITIES AS CO-DEVELOPERS AND LICENSORS OF CSS TO LICENSOR.

     9.   REMEDIES.

          9.1 Indemnification. Licensee shall indemnify and hold Licensor and
              ---------------
its officers, directors and employees, and, in their roles as developers of CSS and licensors of CSS to Licensor, MEI and Toshiba and their respective officers, directors and employees, harmless from and against any and all claims, actions, suits, proceedings or litigation and any losses, deficiencies, damages, liabilities, costs and expenses including without limitation, reasonable attorneys' fees and all related costs and expenses, to be paid or otherwise incurred in connection with the defense of any claim, action, suit, proceeding or litigation ("Claims") which result from: (i) any breach of any covenant, agreement, representation or warranty herein by Licensee, its employees, former employees who had access to Confidential Information or Highly Confidential Information pursuant to this Agreement, provided that Licensee's indemnity with respect to acts of former employees shall be limited to circumstances in which Licensee has failed to comply with its obligations as to former employees pursuant to Section 5.2(b)(ii) hereof; (ii) Licensee's manufacture, sale or use of any DVD Products, provided, that such indemnity shall not extend to: (a) any Claim that the CSS Specifications infringe the intellectual property rights of any third parties, or (b) any Claim or any portions thereof that is attributable to compliance with the CSS Specifications themselves; and/or (iii) Licensee's activities under Section 5.3.

          9.2 Equitable Relief. Licensee and Licensor recognize and agree that
              ----------------
due to the unique nature of certain provisions hereof and the lasting effect of and harm from a breach of such provisions, including making available the means for widespread unauthorized copying of copyrighted content intended to be protected using CSS, in the event that Licensee breaches its obligations under Sections 2.1, 2.3, 2.4, 2.5, 4.2, 5, 9.5 or 10 hereof, money damages alone will not adequately compensate an injured party, including an injured Eligible Licensee pursuant to Section 9.5, and that injury to such party will be irreparable. Licensee and Licensor therefore agree that, in addition to all other remedies available to the injured party at law, in equity, by agreement or otherwise, the injured party, including an Eligible Licensee pursuant to Section 9.5, upon showing to the relevant court's satisfaction that applicable factors other than the fact that harm will be irreparable and that monetary damages are not sufficient to remedy the injury have been fulfilled, will be entitled to specific performance or other temporary, preliminary, or permanent injunctive relief including corrective actions appropriate to the circumstances for the enforcement of any such obligation (whether or not there have been commercial sales of products subject to the requested relief).

          9.3 Specific Remedies. Licensee acknowledges that, due to the critical
              -----------------
importance of maintaining the integrity of CSS and the inability to calculate the damage to CSS users, in the event of any material breach of Section 5.2, Licensor, in addition to any other remedies in equity, but in lieu of any and all other claims for monetary damages, may recover liquidated damages for each material breach from Licensee in the amount of [*] U.S. dollars $[*], provided that the parties agree that Licensee may request and the court may grant such request that this amount be reduced to take account of the fact that Licensee brought the breach to Licensor's attention in a timely and reasonable manner. For purposes of the preceding sentence, a breach shall be "material" only if it has resulted in or would be likely to result in commercially significant harm to other CSS Licensees or threat to the integrity or security of CSS. For purposes of this Section 9.3, a series of substantially related events shall constitute a single material breach. In addition, the following is a non exclusive list of circumstances in which liquidated damages pursuant to this Section 9.3 shall not be available for any breach of Section 5.2: (1) if no Confidential Information or Highly Confidential Information was released to a third party not permitted hereunder to have such information or could reasonably have been expected to have been released to such third party as a result of the breach; (2) if Licensee maintains an internal program to assure compliance with Section 5.2 (including a program to assure maintenance of confidentiality of information for purposes in addition to compliance with this Agreement), the breach was inadvertent or otherwise unintentional, and the breach did not have a material adverse effect on the integrity or security of CSS; (3) if Licensee brought the breach to Licensor's attention in a timely manner as required by this Agreement and such breach did not have a material adverse effect on the integrity or security of CSS; or (4) if Licensor improperly marked or failed to mark information as Confidential Information or Highly Confidential Information or failed to otherwise disclose that such information was Confidential Information or Highly Confidential Information and such information is the subject of the alleged breach.

          9.4 Damage Limitation. Notwithstanding any other provision of this
              -----------------
Agreement, Licensee's cumulative liability to Licensor (including MEI and Toshiba) and all other CSS Licensees for any breach, or combination of breaches, or any of its other obligations under this Agreement shall not exceed [*] U.S. Dollars $[*], unless the revenue derived from Licensee's products, sold by Licensee, and developed and manufactured using CSS or Confidential Information or Highly Confidential Information, is less than [*] U.S. dollars $[*], in which case Licensee's liability shall not exceed such lesser amount; provided, however, that if only a portion of one or more of Licensee's products is developed and manufactured using CSS or Confidential Information or Highly Confidential Information, then the proportion of such portion relative to the entirety of such Licensee products shall be used in calculating the revenue derived from such products for purposes of this Section 9.4 (e.g., 5K circuits out of 100K circuits equals 5%); and provided further, however, that such amount shall in no event, except as provided in Section 9.3, be less than $[*].

          9.5 Third Party Beneficiary Right. The parties hereto acknowledge and
              -----------------------------
agree that the compliance of Licensee, other CSS Licensees, and Associate Licensees with the terms of the licenses granted by this Agreement or the Associate License, as applicable, is essential to maintain the integrity and security of the Content Scramble System and to protect prerecorded motion pictures contained on DVD Discs. As part of the consideration of the licenses granted herein, Licensee, for itself and its Permitted Sublicensees, hereby confers a third-party beneficiary right upon certain CSS Licensees ("Eligible Licensees") that fall into one of two classes: (i) Motion Picture Companies ("Eligible Content Providers") or (ii) manufacturers of CSS Compliant Products other than DVD Discs ("Eligible Implementers"), in order to enforce certain of Licensee's obligations, subject to the following conditions:

              (a) Either an Eligible Content Provider who has commercially released one or more prerecorded motion pictures on DVD Disc that utilizes CSS or an Eligible Implementer which has commercially released one or more CSS Compliant Products other than DVD Discs shall be entitled to initiate or institute a claim or action ("Beneficiary Claim") to enforce only those obligations of Licensee specified as follows (collectively, the "Eligible Obligations"):

                    (i) for any Beneficiary Claim initiated by Eligible Content Providers, Licensee's obligations under Section 2.1 [Nonexclusive License], 2.3 [Right to Have Made], 2.4 [Sublicenses], 2.5 [No Sublicense or Implied Licenses], 4.2 [Compliance with Specifications], 5.1 [Access to Intellectual Property], 5.2 [Confidentiality], 5.3 [Reverse Engineering], 5.5 [Controls Against Theft], 9.2 [Equitable Relief], 9.5(d) [Settlement Restrictions] and
Section 10 [Miscellaneous] and including any equivalent provisions contained in any Associate License; and

                    (ii) for any Beneficiary Claim initiated by Eligible Implementers, Licensee's obligations under Section 4.2 [Compliance with Specifications] solely as such obligations pertain to Section 5.4
[Non-alteration of the Secured Disc Key Set] and Section 6.3 [Motion Picture Scrambling] of the CSS Procedural Specifications, Section 5.1 [Access to Intellectual Property], Section 5.5 [Controls Against Theft], and Section 9.5(d) [Settlement Restrictions].

     Each Eligible Licensee which has not initiated the Beneficiary Claim but which is either an Eligible Content Owner, in the case of Beneficiary Claim initiated by an Eligible Content Owner, or an Eligible Implementor, in the case of a Beneficiary Claim initiated by an Eligible Implementor, shall be eligible to join such Beneficiary Claim.

     Subject to Section 9.6, the remedies available for any Beneficiary Claim shall not include damages, but shall include: (i) equitable relief provided under Section 9.2, provided that such relief shall be limited to temporary and/or preliminary relief until such time as the Eligible Licensee bringing the Beneficiary Claim has completed a process of seeking to reach a reasonable settlement of such claim using the efforts of the Ombudsman; and (ii) reimbursement for actual and reasonable costs mitigation of the harm caused by Licensee's breach, provided that such reimbursement shall be no more than $[*] for all Eligible Licensees cumulatively joining in any particular Beneficiary Claim. In addition, the prevailing party in relation to the contractual claims in any action brought under this Section shall be entitled to an award of its reasonable attorney's fees and related costs (including expert's fees and costs) incurred in relation to such contractual claims in an amount to be fixed either pursuant to stipulation between the parties involved or by the court, provided that in fixing the amount of such an award, the court may determine in its discretion to make no award of attorney's fees in given case and, in any event, shall be limited to an award of no more than $[*], except that the court may award up to $[*] in any case in which the court determines that one of the following circumstances exists: (1) the breach was material and willful or malicious, and resulted in the exposure of an Eligible Content Provider's content unauthorized copying, in the case of a Beneficiary Claim brought by such Eligible Content Provider where such Eligible Content Provider is the prevailing party as described above, (2) the breach was material and willful or malicious, and resulted in consumers being unable to use CSS Compliant Products manufactured or distributed by the Eligible Implementor to view content that would normally be viewable using such CSS Compliant Products, in the case of a Beneficiary Claim brought by such Eligible Implementor where such Eligible Implementor is the prevailing party as described above or (3) the Beneficiary Claim was frivolous or brought in bad faith, in the event the Defendant Licensee is the prevailing party as described above. The amount of any award of attorney's fees and related costs shall be made part of any judgment or award rendered.

               (b) Prior to initiating or instituting any Beneficiary Claim against a Licensee ("Defendant Licensee"), an Eligible Licensee ("Plaintiff Licensee") shall provide Licensor notice and consultation reasonable under the circumstances regarding a proposed Beneficiary Claim; provided that such consultation with Licensor shall not affect an Eligible Licensee's complete discretion in initiating such a Beneficiary Claim. Such Eligible Licensee shall further provide Licensor with notice of actual filing of a Beneficiary Claim and upon Licensor's request, any copies of material documents to be filed in Plaintiff Licensee's initiation or pursuit of such Beneficiary Claim. Licensor shall cooperate reasonably with such Eligible Licensee in providing appropriate and necessary information in connection with the Beneficiary Claim to the extent that such cooperation is consistent with the preservation of the integrity and security of CSS and to the extent such cooperation does not involve release of information provided to Licensor by another CSS Licensee that such CSS Licensee has designated to Licensor to be its confidential and proprietary information. Documents provided to Licensor under this Section 9.5(b) shall not include any documents filed or to be filed under seal in connection with such Beneficiary Claim. The failure to provide such documents shall not, however, be a defense against any Beneficiary Claim or grounds for a request to delay the granting of any temporary or preliminary relief sought.

               (c) Licensor shall provide Eligible Content Providers or Eligible Implementors, as the case may be, with prompt notice of a Plaintiff Licensee's Beneficiary Claim against a Defendant Licensee ("Claim Notice") in accordance with Section 10.6. Within sixty (60) days of the date of mailing of a Claim Notice, all such Eligible Licensees shall elect whether to join in such Beneficiary Claim, and the failure of any such Eligible Licensee to join in such Beneficiary Claim within such sixty (60) day period shall be deemed a waiver of such Eligible Licensee's third party beneficiary right under this Section 9.5 with respect to all Beneficiary Claims against such Defendant Licensee arising out of the alleged breach by such Defendant Licensee raised in such Beneficiary Claims. Plaintiff Licensee shall support, and Defendant Licensee shall not oppose, any motion to intervene by such Eligible Licensees or Licensor electing to join such Beneficiary Claim within such sixty (60) day period. Neither an Eligible Licensee's failure to notify or consult with Licensor or provide copies to Licensor as required by Section 9.5(b), nor Licensor's failure to give notice under this Section 9.5(c) shall be a defense against any Beneficiary Claim or grounds for a request to delay the granting of any preliminary relief requested.

               (d) Eligible Licensees shall have no right to, and Licensee agrees that it will not, enter into any settlement that (i) amends any material term of this Agreement or of the Associate License; (ii) has a material adverse effect on the integrity and/or security of CSS; or (iii) impacts any of the rights in and to CSS held by Licensor, MEI, or Toshiba or to any intellectual property rights embodied therein unless Licensor, MEI, and/or Toshiba, as the case may be, shall have provided prior written consent thereto.

               (e) NOTWITHSTANDING SECTION 10.4(b), LICENSEE AGREES THAT ALL BENEFICIARY CLAIMS INSTITUTED UNDER THIS SECTION 9.5 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, U.S.A. EXCLUDING THAT BODY OF LAW RELATING TO CONFLICTS

OF LAW PRINCIPLES, AND SHALL BE CONDUCTED IN FEDERAL AND STATE COURTS LOCATED IN LOS ANGELES, SANTA CLARA OR SAN FRANCISCO COUNTIES IN THE STATE OF CALIFORNIA, U.S.A. WITH RESPECT TO ANY DISPUTE CONCERNING COMPLIANCE WITH THIS AGREEMENT, LICENSEE HEREBY IRREVOCABLY CONSENTS TO (i) THE EXCLUSIVE JURISDICTION AND VENUE IN THE FEDERAL AND STATE COURTS LOCATED IN LOS ANGELES, SANTA CLARA OR SAN FRANCISCO COUNTIES IN THE STATE OF CALIFORNIA, U.S.A; AND (ii) THE SERVICE OF PROCESS OF SAID COURTS IN ANY MATTER ARISING OUT OF A DISPUTE OVER COMPLIANCE WITH THIS AGREEMENT BY PERSONAL DELIVERY OR BY MAILING OF PROCESS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESSES AS SPECIFIED IN THIS AGREEMENT OR TO THE AGENT REQUIRED BY SECTION 10.4(d). LICENSEE WAIVES ANY OBJECTION TO THE JURISDICTION, PROCESS, AND VENUE OF ANY SUCH COURT, AND TO THE EFFECTIVENESS, EXECUTION, AND ENFORCEMENT OF ANY ORDER OR JUDGMENT (INCLUDING, BUT NOT LIMITED TO, A DEFAULT JUDGMENT) OF SUCH COURT PERTAINING TO THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY THE LAW OF THE PLACE WHERE ENFORCEMENT OR EXECUTION OF ANY SUCH ORDER OR JUDGMENT MAY BE SOUGHT AND BY THE LAW OF ANY PLACE WHOSE LAW MIGHT BE CLAIMED TO BE APPLICABLE REGARDING THE EFFECTIVENESS, ENFORCEMENT, OR EXECUTION OF SUCH ORDER OR JUDGMENT, INCLUDING PLACES OUTSIDE OF THE STATE OF CALIFORNIA, THE STATE OF DELAWARE, AND OF THE UNITED STATES. HOWEVER, IN THE CASE OF LICENSEES THAT ARE DEFENDANTS THAT ARE INCORPORATED IN THE UNITED STATES AND HAVE SUBSTANTIAL ASSETS IN THE UNITED STATES, ENFORCEMENT OR EXECUTION OF ANY SUCH ORDER OR JUDGMENT AGAINST SUCH DEFENDANTS MAY BE SOUGHT ONLY IN COURTS OF THE UNITED STATES.

          9.6 Nothing contained in Section 8.3, Section 9.2 or Section 9.5 is intended to limit remedies or relief available pursuant to statutory or other claims that a CSS Licensee may have under separate legal authority not contained in this Agreement.

     10. MISCELLANEOUS.

          10.1 Entire Agreement. This Agreement, the exhibits hereto constitute
               ----------------
the entire agreement between the parties related to the subject matter of this Agreement hereto and supersede all oral or written agreements on this subject matter entered prior to this Agreement. Subject to Section 10.7, this Agreement may not be modified except by written agreement dated subsequent to the date of this Agreement and signed by both parties.

          10.2 Assignment. Licensee shall not assign or otherwise transfer any
               ----------
of its rights or obligations under this Agreement without the prior written consent of Licensor, provided, however, that Licensee may assign this Agreement in connection with a merger, sale or reorganization pursuant to which Licensee merges into, or transfers all or substantially all of the assets or stock (including this Agreement) of Licensee or of the business unit or units that are utilizing CSS in its business activities to the assignee, provided that the assignee agrees in writing to be bound by the terms and conditions of this Agreement and provides all information required by the Licensor of CSS Licensees pursuant to this agreement. Licensor shall have the right to assign this

License Agreement in connection with a merger into, or transfer of all or substantially all of Licensor's assets or stock (including this Agreement) to the assignee, provided that the assignee agrees in writing to assume all of Licensor's obligations under this Agreement.

          10.3 Presumptions. In construing the terms of this Agreement, no
               ------------
presumption shall operate in either party's favor as a result of its counsel's role in drafting the terms or provisions hereof.

          10.4 Governing Law; Enforcement; Jurisdiction.
               ----------------------------------------

               (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA, U.S.A. EXCLUDING THAT BODY OF LAW RELATING TO CONFLICTS OF LAW PRINCIPLES.

               (b) IN CONNECTION WITH ANY DISPUTES BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE IN THE FEDERAL AND STATE COURTS LOCATED IN THE COUNTY OF SANTA CLARA, CALIFORNIA, AND (ii) THE SERVICE OF PROCESS OF SAID COURTS IN ANY MATTER RELATING TO THIS AGREEMENT BY PERSONAL DELIVERY OR BY MAILING OF PROCESS BY CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESSES SPECIFIED IN THIS AGREEMENT, OR TO THE AGENT TO BE APPOINTED PURSUANT TO (c), BELOW,

               (c) LICENSEE SHALL APPOINT AN AGENT IN THE STATE OF CALIFORNIA FOR ACCEPTANCE OF SERVICE OF PROCESS PROVIDED FOR UNDER THIS AGREEMENT AND SHALL NOTIFY LICENSOR OF THE IDENTITY AND ADDRESS OF SUCH AGENT WITHIN THIRTY (30) DAYS AFTER THE EFFECTIVE DATE;

               (d) LICENSEE WAIVES ANY OBJECTIONS TO THE JURISDICTION, PROCESS, AND VENUE OF ANY SUCH COURTS, AND TO THE EFFECTIVENESS EXECUTION, AND ENFORCEMENT OF ANY ORDER OR JUDGMENT (INCLUDING, BUT NOT LIMITED TO, A DEFAULT JUDGMENT) OF SUCH COURTS PERTAINING TO THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY THE LAW OF THE PLACE WHERE ENFORCEMENT OR EXECUTION OF ANY SUCH ORDER, JUDGMENT OR DECISION MAY BE SOUGHT AND BY THE LAW OF ANY PLACE WHOSE LAW MIGHT BE CLAIMED TO BE APPLICABLE REGARDING THE EFFECTIVENESS, ENFORCEMENT, OR EXECUTION OF SUCH ORDER, JUDGMENT, OR DECISION, INCLUDING PLACES OUTSIDE OF THE STATE OF CALIFORNIA, STATE OF DELAWARE, AND THE UNITED STATES. HOWEVER, IN THE CASE OF LICENSEES THAT ARE INCORPORATE IN THE UNITED STATES AND HAVE SUBSTANTIAL ASSETS IN THE UNITED STATES, ENFORCEMENT OR EXECUTION OF ANY SUCH ORDER OR JUDGMENT, AGAINST SUCH DEFENDANT, MAY BE SOUGHT ONLY IN THE COURTS OF THE UNITED STATES.

          10.5 Severability; Waiver. Subject to Section 10.7, should any clause,
               --------------------
sentence, or paragraph of this Agreement judicially be declared to be invalid, unenforceable, or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement. The parties agree that the part or parts of this Agreement so held to be invalid, unenforceable, or void shall be reformed without further action by the parties hereto and only to the extent necessary to make such part or parts valid and enforceable. Subject to Section 10.7, a waiver by either of the parties hereto of any of the covenants to be performed by the other party or any breach thereof shall not be effective unless made in writing and signed by the waiving party and shall not be construed to be a waiver of any succeeding breach thereof or of any covenant herein contained.

          10.6 Notice. All notices to be provided pursuant to this Agreement
               ------
shall be given in writing and shall be effective when either served by personal delivery or upon receipt via certified mail, return receipt requested, postage prepaid, overnight courier service or sent by facsimile transmission with hard copy confirmation sent by certified mail, as above, in each case to the party at the addresses listed below or at such other addresses as may be specificd by notice given in accordance with this section.

                           If to Licensor:

                                    DVD Copy Control Association
                                    225 B Cochrane Circle
                                    Morgan Hill, CA 95037
                                    Attn: John Hoy
                                    Fax: +1-408-779-9291

                           If to Licensee:

                                    InterVideo, Inc.
                                    47350 Fremont Blvd.
                                    Fremont, CA 94538
                                    Attn: General Counsel
                                    Fax: 510-651-8808

          10.7 Amendment. No agreement pertaining to CSS similar to this
               ---------
Agreement or to either of the form Associate Licenses hereto between Licensor and any CSS Licensee or Associate Licensee may be entered into on terms other than those contained in this Agreement or the Associate License, as applicable, to the extent that any modified terms would have a material adverse effect on the integrity or security of CSS or the protections provided to Eligible Licensees pursuant to Section 9.5 hereof (including any of the Sections referenced therein) or in the Associate License, and no agreement between Licensor and any CSS Licensee or Associate Licensee having terms contained herein or the Associate License, as applicable may be modified or its terms waived if such modification or waiver would have a material adverse effect on the integrity or security of CSS or the protections provided to Eligible Licensees pursuant to Section 9.5 hereof (including any of the Sections referenced therein) or in the Associate License.

          10.8 Licensee List. Unless the Licensor's Board of Directors
               -------------
determines otherwise, Licensor will provide Licensee, upon Licensee's request, a list of all other CSS Licensees, Associate Licensees, and Permitted Sublicensees of which Licensor has received notice pursuant to

Section 2.4(a), above, except that such list shall not include any CSS Licensee that (i) has not announced its intention to manufacture or sell, or has not sold or offered for sale, CSS Compliant Products and (ii) has notified Licensor in writing that it desires confidentiality until such time as it publicly announces its intention to manufacture or sell, or has sold or offered for sale, CSS Compliant Products.

          10.9 Headings and Captions. Section headings and captions are used in
               ---------------------
this Agreement for convenience only, and shall not be deemed to constitute a part of or to affect the construction of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates written below.

Licensor:                                  Licensee:


     /s/ John Hoy                               /s/ Joe Monastiero
-----------------------------------        -------------------------------------
Signature                                  Signature


    John Hoy                                    Joe Monastiero
-----------------------------------        -------------------------------------
Printed Name                               Printed Name

    President                                   VP Worldwide Sales/Marketing
-----------------------------------        -------------------------------------
Title                                      Title

    12/22/00                                    12/21/00
-----------------------------------        -------------------------------------
Date                                       Date

                                  Exhibit List

A.   Permitted Sublicensee Acknowledgment and Agreement

B.   Acknowledgment by Authorized Employees

C.   CSS Membership Categories and Fee Schedule

D.   Contact Person and Alternate Contact Person

                                   EXHIBIT "A"
                                       TO
                              CSS LICENSE AGREEMENT
                      PERMITTED SUBLICENSEE ACKNOWLEDGMENT
                                  AND AGREEMENT

______________________________________, a ____________________ corporation having a place of business at ____________________________________________
("Sublicensee"), hereby acknowledges and agrees that:

          (i) it is an Affiliate of ____________ ("Licensee"), as "Affiliate" is defined in Section 1.2 of the CSS License Agreement (the "License Agreement") executed on ____________ between Licensee and the CSS Entity ("Licensor");

          (ii) it has received a sublicense from Licensee (the "Sublicense") pursuant to Section 2.4 of the License Agreement;

          (iii) it has read and understood the License Agreement and agrees to abide by its terms with the same rights (but without the right to grant a sublicense) and the same obligations as Licensee, including, without limitation, the covenant not to sue and patent license offer provisions of Section 5.1 thereof;

          (iv) the Sublicense coterminates with the License Agreement and also terminates at such time that Sublicensee ceases to qualify as an "Affiliate";

          (v) in the event Sublicensee fails to abide by the terms of the License Agreement, Licensor and/or Eligible Licensees (as third party beneficiaries) shall, in their respective sole discretion, be entitled to bring an action at law or in equity against Sublicensee to enforce the terms of the License Agreement.

     IN WITNESS WHEREOF, Sublicensee has executed this Acknowledgment and Agreement as of the date written below.


Signed: _____________________________________________


Name: _______________________________________________


Title: ______________________________________________


Date: _______________________________________________

                                   EXHIBIT "B"
                                       TO
                              CSS LICENSE AGREEMENT
                     ACKNOWLEDGMENT BY AUTHORIZED EMPLOYEES

     I, ______________________, a full-time employee of
_____________________________, a ______________________ ("Licensee"),
acknowledge that I have been designated by Licensee as an "Authorized Employee" to receive on behalf of Licensee access to Confidential Information and Highly Confidential Information of the CSS Entity ("Licensor") which Licensee is obligated to maintain strictly confidential under the terms of the CSS License Agreement between Licensor and Licensee. With respect to Highly Confidential Information, I acknowledge that the CSS License Agreement requires Licensee to employ procedures for safeguarding Highly Confidential Information which procedures include, at a minimum: (i) Licensee and its Permitted Sublicensees shall each employ procedures for safeguarding Highly Confidential Information at least as rigorous as Licensee and its Permitted Sublicensees, respectively, would employ for its own most highly confidential information, such procedures to include, at a minimum: (1) maintaining on Licensee's and/or Permitted Sublicensees' premises a secure location in which any and all Highly Confidential Information shall be stored, where such a location may include electronic storage that provides at least as much security as the CSS system itself provides; (2) that any Highly Confidential Information stored in such a location shall be accessible only by Authorized Employees (as defined below);
(3) that (x) where Highly Confidential Information is stored in a location that is physically secure, Authorized Employees visiting such location shall sign in and out each time that they visit such location; and (y) where Highly Confidential Information is stored securely in an electronic form, Authorized Employees having access to such Highly Confidential Information in unsecure form shall sign in and out each time that they have such access; and (4) when Highly Confidential Information is not in use, such information shall be stored in a locked safe at such secure location or shall be stored electronically in a form that provides at least as much security as the CSS system itself provides. I further acknowledge that the CSS License Agreement defines Highly Confidential Information to be (i) the algorithms used for scrambling, descrambling, authentication and key recovery; (ii) master, disc, title or authentication keys; or (iii) information developed by or for Licensor for testing product compliance with CSS where such information makes use of or reveals information described in (i) or (ii).

     I further acknowledge that I have signed a prior written agreement with Licensee pursuant to which I have agreed to maintain the confidentiality of third party confidential information received by Licensee. I acknowledge that I am bound by such agreement to adhere to procedures established by Licensee to maintain the confidentiality of Confidential Information and Highly Confidential Information during my employment and after my employment with Licensee.

     By signing below, I attest that I have read and understood this acknowledgment.

Signed: _____________________________________________

Name: _______________________________________________

Date: _______________________________________________

cc: CSS Entity

                                  EXHIBIT"C" TO
                              CSS LICENSE AGREEMENT

                            CSS MEMBERSHIP CATEGORIES
                                       AND
                                  FEE SCHEDULE

I.       CSS Membership Categories:

The CSS license has annual DVD Copy Control Association administrative fee of ------ [*] US dollars ([*] US dollars for Associate License)/1/ for each Membership Category of license selected.

---------------------------------------------------------------------------------------------------------------------------
                                                                                        Requested license categories
 .        "Reseller"                            [Associate License]                                    [_]
 .        "Assembler"                           [Associate License]                                    [_]

 .        "Content Provider"                                                                           [_]
 .        "Authoring Studio"                                                                           [_]
 .        DVD Disc Replicator"                                                                         [_]

 .        "CSS Disc Formatter Manufacturer"                                                            [_]
 .        "DVD Player Manufacturer"                                                                    [_]
 .        "DVD Drive Manufacturer"                                                                     [X]
 .        "CSS Decryption Module Manufacturer"                                                         [X]
 .        "Descrambler Manufacturer"                                                                   [_]
 .        "Authenticator Module for DVD Drive"                                                         [X]
 .        "Authenticator Module for CSS Decryption Module"                                             [_]
 .        "Integrated Products Manufacturer"                                                           [_]
 .        "Verification Product Manufacturer"

II.      Technical Specifications Titles:

---------------------------------------------------------------------------------------------------------------------------

The cost of each CSS Technical Specification (Confidential Information) is
            ----
[*]US dollars per copy per Technical Specification Title.
                ---      ---

NOTE: To obtain a Specification from DVD CCA, licensee (or potential licensee) must have a fully executed CSS License and provided its DVD Format Book serial number to DVD CCA.

                                                                   Specification        Number of Copies
                                                                   Requested
-----------------------------------------------------------------------------------------------------------
Specifications of DVD Content Scramble System for:
209. - "CSS Disc Formatter"                                             [_]                    [_]
309. - "DVD Player"                                                     [_]                    [_]
409. - "DVD Drive"                                                      [_]                    [_]
509. - "CSS Decryption Module Manufacturer"                             [_]                    [_]
609. - "Descrambler"                                                    [_]                    [_]
709. - "Authenticator Module for DVD Drive"                             [_]                    [_]
809. - "Authenticator Module for CSS Descryption Module"                [_]                    [_]

----------
   /1/   Fee is subject to periodic review and change

                                   EXHIBIT "D"
                                       TO
                              CSS LICENSE AGREEMENT

________________________________________________________________________________
                                 CONTACT PERSON

Name:  ______________________________________________

Title: ______________________________________________

Company:  ___________________________________________

Division:  __________________________________________

Address:  ___________________________________________

_____________________________________________________

_____________________________________________________

_____________________________________________________

Telephone Number:  __________________________________

Facsimile Number:  __________________________________

Email address:  _____________________________________


________________________________________________________________________________
                            ALTERNATE CONTACT PERSON

Name:  ______________________________________________

Title: ______________________________________________

Company:  ___________________________________________

Division:  __________________________________________

Address:  ___________________________________________

_____________________________________________________

_____________________________________________________

_____________________________________________________

Telephone Number:  __________________________________

Facsimile Number:  __________________________________

Email address:  _____________________________________